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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 15, 2001 on the Merrimac Cash Portfolio, Merrimac Treasury Portfolio, Merrimac Treasury Plus Portfolio, and Merrimac U.S. Government Portfolio of the Merrimac Master Portfolio and the Merrimac Cash Series, Merrimac Treasury Series, Merrimac Treasury Plus Series, and Merrimac U.S. Government Series of the Merrimac Series, and our report dated February 11, 2000 on the Merrimac Short-Term Asset Reserve Series of the Merrimac Series, all of which are included in Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A, No.333-49693) of the Merrimac Series.


                                                    /s/  Ernst & Young
                                                      ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2001